As filed with the Securities and Exchange Commission on December 2, 2004.

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CATALINA MARKETING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0499007
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Carillon Parkway, St. Petersburg, Florida	33716
(Address of Principal Executive Offices)	(Zip Code)

CATALINA MARKETING CORPORATION 2004 EMPLOYEE PAYROLL DEDUCTION
STOCK PURCHASE PLAN
(Full title of the plan)

Please address a copy of all communications to:

Robert D. Woltil Interim Chief Financial Officer Catalina Marketing Corporation 200 Carillon Parkway St. Petersburg, FL 33716 (Name and address of agent for service)	Barry A. Brooks, Esq. Paul, Hastings, Janofsky & Walker LLP 75 E. 55th Street New York, NY 10022 Telephone: 212-318-6077

(727) 579-5000 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (2)	Per Share (1)	Offering Price (1)	Fee (1)
Common Stock, par value $0.01 per share	1,300,000	$27.745	$36,068,500	$4,569.88

Preferred Stock Purchase Rights (3)	1,300,000

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($27.745 per share) of the Common Stock of the Registrant on the New York Stock Exchange on November 29, 2004.

(2)	In addition to such shares, this Registration Statement covers an indeterminate number of additional shares to be sold pursuant to the Catalina Marketing Corporation 2004 Employee Payroll Deduction Stock Purchase Plan and agreements. The registration fee is calculated only on the stated number of shares.

(3)	Rights are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock; therefore, no additional registration fee is required.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 4. DESCRIPTION OF SECURITIES.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 7. EXEMPTION FROM REGISTRATION.
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Ex-4 2004 Employee Stock Purchase Plan
Ex-5 Paul, Hastings, Janofsky & Walker Opinion
Ex 23.1- PricewaterhouseCoopers Consent

Explanatory Note

This Registration Statement covers 1,300,000 shares of Common Stock of the Registrant in connection with awards under the Registrant’s 2004 Employee Payroll Deduction Stock Purchase Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have previously been, or will be, sent or given to the participants under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) Annual Report to Shareholders filed on Form 10-K with the Securities and Exchange Commission on July 15, 2004 with respect to the fiscal year ended March 31, 2004.

     (b) Quarterly Report filed on Form 10-Q with the Securities and Exchange Commission on August 16, 2004 with respect to the quarter ended June 30, 2004.

     (c) Quarterly Report filed on Form 10-Q with the Securities and Exchange Commission on November 9, 2004 with respect to the quarter ended September 30, 2004.

     (d) The material in the section entitled “Description of Securities to be Registered” contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 3, 1996.

     All documents filed by the registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant’s Restated Certificate of Incorporation and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of Delaware (the “Delaware Law”) and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including under circumstances in which indemnification is otherwise discretionary. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

     These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under the Delaware Law. In addition, each director is subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware Law. These provisions also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     As permitted by its Restated Bylaws, the Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgements, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits filed as part of this Registration Statement are as follows:

Exhibit No.	Description

4	Catalina Marketing Corporation 2004 Employee Payroll Deduction Stock Purchase Plan

5	Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock registered hereunder

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, relating to the use of their report contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

24	Power of Attorney authorizing L. Dick Buell and Frederick W. Beinecke to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration Statement)

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 30th day of November, 2004.

CATALINA MARKETING CORPORATION

By:	/s/ Robert D. Woltil

Name: Robert D. Woltil
Title: Interim Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Dick Buell and Frederick W. Beinecke, jointly and severally, with full power to act as his true and lawful attorney-in-fact and agent or agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert D. Woltil	November 30, 2004

Robert D. Woltil	Date
Interim Chief Financial Officer

/s/ Frederick W. Beinecke	November 30, 2004

Frederick W. Beinecke	Date
Chairman of the Board of Directors

/s/ L. Dick Buell	November 30, 2004

L. Dick Buell	Date
Chief Executive Officer and Director

/s/ Eugene P. Beard	November 30, 2004

Eugene P. Beard	Date
Director

(Signatures continued on next page)

(Signatures continued from preceding page)

/s/ Evelyn Follit	November 30, 2004

Evelyn Follit	Date
Director

/s/ Peter Tattle	November 30, 2004

Peter Tattle	Date
Director

/s/ Edward S. Dunn, Jr.	November 30, 2004

Edward S. Dunn, Jr.	Date
Director

EXHIBIT INDEX

Exhibit No.	Description

4	Catalina Marketing Corporation 2004 Employee Payroll Deduction Stock Purchase Plan

5	Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock registered hereunder

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, relating to the use of their report contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

24	Power of Attorney authorizing L. Dick Buell and Frederick W. Beinecke to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration Statement)